000
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           KENSEY NASH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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

                          [KENSEY NASH LOGO]



Marsh Creek Corporate Center
55 East Uwchlan Avenue
Exton, Pennsylvania  19341


                              October 29, 1997


Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Stockholders of Kensey Nash Corporation. The Annual Meeting will be held on Wednesday, December 3, 1997 beginning at 10:00 a.m., local time, at the offices of Kensey Nash Corporation, 55 East Uwchlan Avenue, Exton, Pennsylvania 19341. The formal notice of the Annual Meeting appears on the next page.

The attached Notice of Annual Meeting and Proxy Statement describe matters that we expect will be acted upon at the meeting. During the meeting, stockholders will view a Company presentation and have the opportunity to ask questions.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We are gratified by our stockholders' continued interest in Kensey Nash Corporation and urge you to return your proxy card as soon as possible.

                            Sincerely,

                            /s/ Joseph W. Kaufmann
                            Joseph W. Kaufmann
                            President and Chief Executive Officer

                          [KENSEY NASH LOGO]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 1997


To the Stockholders of
Kensey Nash Corporation:

    The Annual Meeting of Stockholders of Kensey Nash Corporation (the "Company") will be held at 10:00 a.m., local time, on Wednesday, December 3, 1997 at the offices of Kensey Nash Corporation, 55 East Uwchlan Avenue, Exton, Pennsylvania 19341 for the following purposes:


    (1) To elect two Class II Directors to the Company's Board of Directors;

    (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company's financial statements for the year ended June 30, 1998; and

    (3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

    The Board of Directors has fixed the close of business on October 6, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                        By Order of the Board of Directors,


                        /s/ Joseph W. Kaufmann
                        Joseph W. Kaufmann
                        President and Secretary

Exton, Pennsylvania
October 29, 1997

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

                            KENSEY NASH CORPORATION
                          MARSH CREEK CORPORATE CENTER
                             55 EAST UWCHLAN AVENUE
                           EXTON, PENNSYLVANIA  19341
                                 (610) 524-0188


                                PROXY STATEMENT

    THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF KENSEY NASH CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 10:00 A.M., LOCAL TIME, WEDNESDAY, DECEMBER 3, 1997, AT THE OFFICES OF KENSEY NASH CORPORATION, 55 E. UWCHLAN AVENUE, EXTON, PENNSYLVANIA 19341, AND ANY ADJOURNMENTS THEREOF. THIS PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER 31, 1997.

    VOTING SECURITIES -- The Board of Directors has fixed the close of business on October 6, 1997, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 7,215,321 shares of Common Stock, par value $.001 per share. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

    PROXIES -- Joseph W. Kaufmann and Douglas G. Evans, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Kaufmann and Evans are officers and directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

    REQUIRED VOTE -- A plurality of the votes cast in person or by proxy is required to elect the nominees for director. A majority of the votes cast in person or by proxy is required to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company's financial statements for the fiscal year ended June 30, 1998. Each stockholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such stockholder for the number of Directors to be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will also count abstentions for purposes of voting on any proposal presented at the meeting or any adjournment thereof. Abstentions will have the same effect as a vote against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    STOCKHOLDER LIST -- A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing November 24, 1997, and continuing through the date of the Annual Meeting at the principal offices of the Company, 55 East Uwchlan Avenue, Exton, Pennsylvania 19341.

    ANNUAL REPORT TO STOCKHOLDERS -- THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 1997 ("FISCAL YEAR 1997"), CONTAINING FINANCIAL AND OTHER INFORMATION PERTAINING TO THE COMPANY, IS BEING FURNISHED TO STOCKHOLDERS SIMULTANEOUSLY WITH THIS PROXY STATEMENT.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS
    The Company's Board of Directors currently consists of seven Directors. Article Five of the Company's Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two Class II Directors are to be elected for a term of three years expiring at the 2000 Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO CONTINUE TO SERVE AS DIRECTORS OF THE COMPANY. See "Nominees" below.

    The five Directors whose terms of office expire in 1998 and 1999 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

    If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the person named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

NOMINEES

    The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

                                                                                                 Served as
           Name               Age                     Position with Company                    Director Since
           ----               ---                     ---------------------                    --------------
Joseph W. Kaufmann  . . .     45    Chief Executive Officer, President, Chief Financial             1992
                                    Officer, Secretary and Director

Harold N. Chefitz . . . .     62    Director                                                        1995

         Mr. Kaufmann has served as Chief Executive Officer and President of the Company since March 1995. Mr. Kaufmann joined the Company in 1989 as Chief Financial Officer and Secretary and continues to serve in these capacities. He has been a Director since September 1992. He was appointed Vice President, Finance and Administration in January 1994. From 1987 to 1989, Mr. Kaufmann was Controller for the Progress Lighting Company, a subsidiary of Hanson, PLC. From 1978 to 1987, Mr. Kaufmann was employed by a subsidiary of Syntex Corporation, where his last position was Vice President of Finance. Mr. Kaufmann received a B.S. degree in Accounting from St. Joseph's University.
Mr. Kaufmann is Chairman of the Company's Executive Committee.

         Mr. Chefitz has been a Director of the Company since June 1995. He is presently a Senior Managing Director of Gerard Klauer Mattison & Co. LLC, an investment banking firm headquartered in New York. He has been a director of Warner Chilcott since 1995 and a director of Visible Genetics since 1994. Mr. Chefitz serves as Chairman of Chefitz Healthcare Investment Company. From March 1993 until March 1995, he served as a Managing Director and Head of Healthcare Investment Banking for Prudential Securities Incorporated in New York City. From January 1990 until November 1992, Mr. Chefitz served as a Senior Managing Director -- Co-head Healthcare Investment Banking of Furman Selz Incorporated, after its acquisition of Swergold Chefitz, Inc. Mr. Chefitz served as Chairman of the Board of Trustees of Columbia University -- School of Pharmaceutical Sciences. Mr. Chefitz received a B.S. degree from Boston University and attended Boston College Law School. Mr. Chefitz is a member of the Company's Audit and Compensation Committees.

OTHER DIRECTORS
         The following persons will continue to serve as Directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.


                                                                                         Served as       Term
                Name                  Age              Position with Company            Director Since  Expires
                ----                  ---              ----------------------           --------------  -------
Kenneth R. Kensey, M.D. . . . . . .    47   Chairman of the Board                            1984         1998

John E. Nash, P.E.  . . . . . . . .    62   Vice Chairman of the Board and Executive         1984         1998
                                            Vice President

Robert J. Bobb  . . . . . . . . . .    49   Director                                         1984         1998

Douglas G. Evans, P.E.  . . . . . .    33   Chief Operating Officer, Assistant               1995         1999
                                            Secretary and Director

Walter R. Maupay, Jr. . . . . . . .    58   Director                                         1995         1999


         Dr. Kensey is a co-founder of the Company and has served as its Chairman of the Board since its inception in 1984. He also served as the Company's Chief Executive Officer until 1992. Prior to his co-founding of the Company, Dr. Kensey was a cardiology fellow at Michael Reese Hospital in Chicago. Dr. Kensey is a lecturer and the author of numerous articles on various topics in medicine, including the Angio-Seal device, cardiology, the use of rotational energy and the cause of atherosclerosis. Dr. Kensey received a B.A. degree from Ohio Wesleyan University and an M.D. degree from Ohio State University. Dr. Kensey is a member of the Company's Executive Committee.

         Mr. Nash is a co-founder of the Company and has served as Vice Chairman of the Board and Executive Vice President since August 1984. Mr. Nash now concentrates on new product development, from concept development to product feasibility demonstration, and the protection of the resulting intellectual property. Prior to his co-founding the Company, Mr. Nash was employed by Syntex Corporation in a number of engineering and development positions within its Syntex Dental subsidiary, including Vice President of Research and Development. Mr. Nash holds qualifications in Mechanical and Production Engineering from Kingston College of Technology in the United Kingdom and is a Registered Professional Engineer in both the United Kingdom and the United States.

         Mr. Bobb has been a Director of the Company since 1984. Since 1982, Mr. Bobb has been a principal equity investor and key management participant in a number of operating companies whose businesses include steel processing, beer distribution, trucking, equipment leasing, banking and commercial and residential real estate development and management. From 1978 to 1982, Mr. Bobb was the Chief Operating Officer of a privately held company formed specifically to invest in operating businesses. From 1972 to 1978, Mr. Bobb was a lawyer in private practice. Mr. Bobb received a B.S. degree from Western Michigan University and a J.D. degree from the University of Notre Dame Law School and studied at the University of Belgrade and the University of London. Mr. Bobb is Chairman of the Company's Compensation Committee and a member of the Audit and Executive Committees.

         Mr. Evans has served as Chief Operating Officer of the Company since March 1995, was elected as Director in May 1995 and has served as Assistant Secretary since October 1995. Mr. Evans is responsible for the Company's product development, manufacturing and quality control operations, and significantly contributes to the development and protection of the Company's intellectual property. From 1989 to 1993, Mr. Evans held several senior positions at the Company in product development and engineering. From 1986 until joining the Company in 1989, Mr. Evans held a number of positions in engineering and business development for several divisions of the General Electric Company. Mr. Evans received a B.S. degree in Engineering Science and a Masters degree in Business Management from Pennsylvania State University and an M.S. degree in Electrical Engineering from the University of Pennsylvania. Mr. Evans is a Registered Professional Engineer in the United States.

         Mr. Maupay has been a Director of the Company since June 1995. In May 1995, he retired from his position as Group Executive and President of Calgon Vestal Laboratories, a division of Bristol Myers Squibb, a position he held since January 1995. From 1988 to December 1994, Mr. Maupay served as President of Calgon Vestal Laboratories, then a division of Merck & Co. Mr. Maupay spent thirty-three years in corporate and divisional positions at Merck & Co. Mr. Maupay received a B.S. degree in Pharmacy from Temple University and an M.B.A. degree from Lehigh University. Mr. Maupay is Chairman of the Company's Audit Committee and a member of the Compensation Committee. Mr. Maupay has been a director of Life Medical Sciences, Inc. since 1996 and currently is a director of the Warwick Golf Farm and Neshaminy Golf Club, Inc.

         DIRECTOR COMPENSATION -- The Company does not pay additional cash compensation to executive officers for their service as Directors. During fiscal year 1997, nonemployee Directors were paid a fee of $2,500 per meeting (not to exceed $10,000 per fiscal year) plus travel expenses and other costs associated with attending meetings. Pursuant to the Directors' Plan, each nonemployee Director was granted options to purchase 5,000 shares of Common Stock upon the Company's initial public offering, exercisable at $12.00 per share. In consideration of their service on the Board of Directors, on the date of each annual meeting of the stockholders of the Company, each nonemployee Director who is elected, re-elected or continues to serve as a Director because his term has not expired is entitled to receive Non-Qualified Stock Options ("NQSOs") to purchase 2,500 shares of Common Stock, exercisable at the fair market value of such shares on the date of grant. The options granted to each director on December 4, 1996 are exercisable at $14.875 per share.

         MEETINGS -- During fiscal year 1997, the Board of Directors held four formal meetings, and the Board of Directors took action on two occasions by means of unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served.

         COMMITTEES OF THE BOARD OF DIRECTORS -- The Board of Directors has established an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee includes Messrs. Bobb, Chefitz and Maupay (Chairman), each a nonemployee Director. The Compensation Committee includes Messrs. Bobb (Chairman), Chefitz and Maupay. The Executive Committee includes Dr. Kensey and Messrs. Kaufmann (Chairman) and Bobb. The Company does not have a Nominating Committee.

         The Audit Committee generally has responsibility for recommending independent auditors to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing. The Audit Committee held two formal meetings in fiscal year 1997.

         The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards for the determination of executive compensation, reviewing the

Company's executive policies and reporting to the full Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Employee Plan and the Directors' Plan, determining the number of options to be granted to the Company's executive officers and employees pursuant to the Employee Plan, and reporting to the full Board of Directors regarding the foregoing functions. The Compensation Committee held one formal meeting in fiscal year 1997. See "Report of the Compensation Committee of the Board of Directors."

         The Executive Committee has those responsibilities delegated to it from time to time by the Board of Directors. The Executive Committee held no formal meetings in fiscal year 1997.

EXECUTIVE OFFICERS
         The Board of Directors elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the Board. See "Executive Compensation and Certain Transactions -- Employment Agreements." Each of Dr. Kensey and Messrs. Nash, Kaufmann and Evans has an employment agreement with the Company. There are no family relations among any of the directors or executive officers of the Company.

         SECTION 16(A) COMPLIANCE -- Section 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers, directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with during fiscal year 1997, except (i) Mr. Bobb inadvertently failed to timely file a Form 4 for an indirect purchase of 4,500 shares of Common Stock by a trust of which Mr. Bobb is the sole trustee, and (ii) Mr. Nash inadvertently failed to timely file a Form 4 in connection with his sale of 10,000 shares of Common Stock.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

         The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal years ended June 30, 1997, 1996 and 1995 to its chief executive officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal year 1997 (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                                                       Long-Term
                                                                                                      Compensation
                                                               Annual Compensation                       Awards
                                                               -------------------                       ------
                                                                                                       Securities
                                                                                   Other Annual        Underlying
                                                     Salary          Bonus         Compensation         Options
Name and principal position             Year          ($)             ($)              ($)                (#)
---------------------------             ----         ------          -----         ------------        ----------
Kenneth R. Kensey, M.D.                 1997        $200,000           --         $    9,000(1)            --
  Chairman of the Board                 1996        $200,000           --         $    9,000(1)            --
                                        1995        $200,000       $100,000       $    8,567(1)            --

John E. Nash, P.E.                      1997        $200,000           --         $    9,000(1)            --
  Vice Chairman of the Board            1996        $200,000           --         $    9,018(1)            --
  and Executive Vice President          1995        $200,000       $ 50,000       $    8,567(1)            --

Joseph W. Kaufmann                      1997        $200,000           --              --               60,000(3)
  President, Chief Financial            1996        $200,000           --         $2,533,143(2)         60,000
  Officer, Secretary and Director       1995        $164,181       $100,000            --                  --


Douglas G. Evans, P.E.                  1997        $130,000           --              --               30,000(3)
  Chief Operating Officer and           1996        $107,019           --         $ 840,000(2)          30,000
  Director                              1995        $ 80,870       $ 50,000            --                  --



___________________________
(1)  Represents allowance for automobile.
(2) Represents the fair market value in excess of the price paid by such employee for certain employee stock rights which were converted into Common Stock on the date of the Company's initial public offering.
(3)  Granted July 23, 1997.

         OPTION GRANTS IN FISCAL YEAR 1997 -- The following table provides information on grants of stock options and stock appreciation rights in fiscal year 1997 to the Named Executive Officers pursuant to the Employee Plan.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                              Individual Grants
------------------------------------------------------------------------------------------------------------------------------------
                                                               Percent of
                                                                  Total
                                                Options/      Options/ SARs
                                                  SARs         Granted to       Exercise or
                                                 Granted      Employees in      Base Price       Expiration
                    Name                           (#)         Fiscal Year        ($/Sh)            Date
                    ----                         -------      ------------      ----------       ----------
Kenneth R. Kensey, M.D. . . . . . . . . . .          --            --               --               --
John E. Nash, P.E.  . . . . . . . . . . . .          --            --               --               --
Joseph W. Kaufmann  . . . . . . . . . . . .         60,000        30.6%           $11.75         7/23/2007
Douglas G. Evans, P.E.  . . . . . . . . . .         30,000        15.3%           $11.75         7/23/2007









                                                        Potential Realizable Value at
                                                        Assumed Annual Rates of Stock
                                                           Price Appreciation for
                                                                 Option Term
                                                        -----------------------------

                                                          5% ($)           10% ($)
                                                          -----            ------


Kenneth R. Kensey, M.D. . . . . . . . . . .                   --               --
John E. Nash, P.E.  . . . . . . . . . . . .                   --               --
Joseph W. Kaufmann  . . . . . . . . . . . .                $443,370         $1,123,588
Douglas G. Evans, P.E.  . . . . . . . . . .                $221,685           $561,794


         AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND YEAR-END 1997 OPTION VALUES -- The following table provides information on the Named Executive Officers' unexercised and exercised options granted under the Employee Plan at June 30, 1997.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND YEAR-END 1997 OPTION VALUES

                                     Shares                               Number of securities
                                  acquired on                            underlying unexercised
                                    exercise    Value Realized        options at year-end 1997(#)
                                                                      --------------------------
Name                                  (#)            ($)             Exercisable        Unexercisable
------------------------------------------------------------------------------------------------------
Joseph W. Kaufmann  . . . . . .      14,000        $107,000          227,250               113,750
Kenneth R. Kensey, M.D. . . . .        --             --                --                    --
John E. Nash, P.E.  . . . . . .        --             --                --                    --
Douglas G. Evans, P.E.  . . . .        --             --             137,500                62,500
------------------




                                                     Value of unexercised
                                                    in-the-money options at
                                                      year-end 1997($)(1)
                                                    -----------------------
                                                 Exercisable          Unexercisable
-----------------------------------------------------------------------------------
Joseph W. Kaufmann  . . . . . .                 $443,375              $160,625
Kenneth R. Kensey, M.D. . . . .                    --                    --
John E. Nash, P.E.  . . . . . .                    --                    --
Douglas G. Evans, P.E.  . . . .                 $294,375              $ 98,125
------------------


(1) The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the Nasdaq National Market on June 30, 1997 of $10.75.

EMPLOYMENT AGREEMENTS

         Each of Dr. Kensey and Mr. Nash is party to a five-year written Employment and Non-Competition Agreement which expires on July 1, 1998. The agreements provide that each will receive an annual base salary of $200,000 subject to annual increases or decreases as determined by the Board of Directors and a $750 per month automobile allowance. An annual bonus may be paid at the discretion of the Board of Directors. The agreements restrict Dr. Kensey and Mr. Nash from competing with the Company during the term of their agreement and for three years after termination of employment with the Company.

         Each of Messrs. Kaufmann and Evans is party to three-year written Employment and Non-Competition Agreements with the Company which expire on March 23, 1998. These agreements provide for annual base salaries of $200,000 and $100,000, respectively, subject to annual increases as determined by the Board of Directors. An annual bonus may be paid at the discretion of the Board of Directors. The agreements restrict Mr. Kaufmann and Mr. Evans from competing with the Company during the term of the agreement and for twelve months after termination of their employment with the Company.

401(K) PLAN

         The Company's 401(k) Salary Reduction Plan and Trust (the "401(k) Plan") became effective on July 1, 1989. All employees of the Company that are at least 21 years of age are eligible to participate in the 401(k) Plan. An eligible employee may elect to contribute two to 15 percent of his or her compensation each year, instead of receiving that amount in cash, up to the legal limit.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
         The objectives of the Compensation Committee in determining the levels and components of executive compensation are (i) retaining the executive officers in their present positions, (ii) providing them with both cash and equity incentives to further the interests of the Company and its stockholders,
(iii) compensating them at levels comparable to those of executive officers at other medical device companies at a comparable stage of development, and (iv) attracting executive officers whose experience and backgrounds would help the growth and development of the Company. Generally, the compensation of all executive officers is composed of a base salary plus a discretionary bonus based upon achievement of specified goals. In addition, stock options are granted to provide the opportunity for compensation based upon the performance of the Common Stock over time.

         The Compensation Committee determined the terms of the employment agreements for each of Dr. Kensey and Messrs. Nash, Kaufmann and Evans. In determining the base salaries of the executive officers, the Compensation Committee considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives at medical device companies at a comparable stage of development, including other publicly-held companies that are developing medical device products, and the Company's general compensation practices. Based on these criteria, the employment agreement for Mr. Kaufmann provides for a base salary of $200,000 for fiscal years 1996, 1997 and 1998.

         Discretionary bonuses for each of the Company's executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria which the Compensation Committee believes appropriately take into account the specific areas of responsibility of the particular officer. Mr. Kaufmann's bonus for fiscal year 1997 will be based upon his level of achievement in the following areas, among others: developing the Company's products, developing and executing financing plans and strengthening the Company's management team. The Compensation Committee will present its proposal for Mr. Kaufmann's fiscal year 1997 bonus to the Board of Directors at a meeting scheduled for November 10, 1997. Mr. Kaufmann's bonus for fiscal year 1998 will be based upon the achievement of specified objectives, subject to the discretion of the Board of Directors.

         The Compensation Committee also grants stock options, from time to time, to executive officers and other employees in order to provide a long-term incentive which is directly tied to the performance of the Company's stock.
The exercise price of these stock options is generally the fair market value of the Common Stock on the dates of grant. The options generally vest over a four-year period, based on the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. On July 23, 1997, subsequent to the end of fiscal year 1997, the Compensation Committee approved a grant of 60,000 stock options for Mr. Kaufmann and 30,000 stock options for Mr. Evans. The exercise price of these options is the fair market value of the underlying Common Stock on the date of the grant.

         The Compensation Committee granted options based upon its belief that it is necessary in a highly competitive environment to provide key personnel the opportunity for significant continuing equity participation and incentive to create stockholder value over a longer investment horizon. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. In making stock option grants to executives under the Employee Plan, the Compensation Committee considered a number of factors, including the past performance of the executive, achievement of specific delineated goals, the responsibilities of the executive, review of compensation of executives in medical device companies at a comparable stage of development, and review of the number of stock options each executive currently possesses.

         COMPLIANCE WITH SECTION 162(M) -- The Compensation Committee currently intends for all compensation paid to the executive officers to be tax deductible to the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), provides that compensation paid to certain executive officers in excess of $1,000,000 is nondeductible by the Company for Federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee comprised solely of two or more independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved by stockholders in advance of payment. The Compensation Committee believes that the requirements of Section 162(m) may arbitrarily impact the Company. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m), if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

                           COMPENSATION COMMITTEE
                   ---------------------------------------
                            Robert J. Bobb, Chairman
                              Harold N. Chefitz
                            Walter R. Maupay, Jr.

                              PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns during the period commencing on December 13, 1995, the date of the Company's initial public offering, and ending on June 30, 1997, for the Company, the Nasdaq Market Composite Index and Standard & Poor's Medical Products and Supplies Index. The comparison assumes $100 was invested on December 13, 1995, in the Common Stock, the Nasdaq Market Composite Index and Standard & Poor's Medical Products and Supplies Index, and assumes the reinvestment of all dividends, if any. Although the Common Stock was offered at $12.00 per Share in the initial public offering, the performance graph must begin with the closing price of the Common Stock on the date of the initial public offering, which was $13.00.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                [COMPARISON OF CUMULATIVE TOTAL RETURNS GRAPH]




                                                                          12/13/95      6/30/96      6/30/97
                                                                          --------      -------      -------
KENSEY NASH CORPORATION                                                      100          103           83
Nasdaq Market Composite Index                                                100          112          138
Standard & Poor's Medical Products and Supplies Index                        100          101          140

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
         The following table sets forth, as of October 15, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Executive Officers and (iv) all Company executive officers and Directors as a group.

                                                                       Amount and Nature of         Percent of
Names and Address                                                    Beneficial Ownership (1)          Class
-------------------------------------------------------------        -----------------------        ----------
Kenneth R. Kensey, M.D. (2)(3)  . . . . . . . . . . . . . . .                2,301,327                 31.9%
John E. Nash, P.E. (2)(4) . . . . . . . . . . . . . . . . . .                1,054,165                 14.6
Joseph W. Kaufmann (5)  . . . . . . . . . . . . . . . . . . .                  393,083                  5.3
Douglas G. Evans, P.E. (6)  . . . . . . . . . . . . . . . . .                  207,500                  2.8
Robert J. Bobb (7)  . . . . . . . . . . . . . . . . . . . . .                   62,834                  *
Harold N. Chefitz . . . . . . . . . . . . . . . . . . . . . .                    5,834                  *
Walter R. Maupay, Jr. . . . . . . . . . . . . . . . . . . . .                    5,834                  *
All Named Executive Officers and Directors as a group
  (7 persons) . . . . . . . . . . . . . . . . . . . . . . . .                4,030,577                 53.0
------------------

*   Denotes less than one percent.
(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares owned by them.
(2) The address of the stockholder is c/o the Company, 55 East Uwchlan Ave., Exton, Pennsylvania 19341.
(3) Represents 2,301,327 shares of Common Stock held by the Kenneth Kensey Revocable Trust. Excludes 18,750 shares of Common Stock held by the Kenneth Kensey Gift Trust, to which Dr. Kensey disclaims beneficial interest.
(4) Represents 1,054,165 shares of Common Stock held by the John E. Nash Revocable Trust.
(5) Represents 165,833 shares of Common Stock and 227,250 stock options which may be exercised within 60 days.
(6) Represents 70,000 shares of Common Stock and 137,500 stock options which may be exercised within 60 days.
(7) Represents 52,500 shares of Common Stock held by Mr. Bobb, 4,500 shares of Common Stock held by the Robert J. Bobb Money Purchase Plan and Trust, and 5,834 stock options which may be exercised within 60 days.


                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company's financial statements for 1998. Deloitte & Touche LLP has acted as auditors for the Company since 1990.

         The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors' appointment of Deloitte & Touche LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Deloitte & Touche LLP, the Board of Directors will interpret this as an instruction to seek other auditors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE 1998 FISCAL YEAR.

         It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

                        MISCELLANEOUS AND OTHER MATTERS

         SOLICITATION -- The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

         PROPOSALS OF STOCKHOLDERS -- Proposals of stockholders intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to October 29, 1998.

         OTHER BUSINESS -- The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

         ADDITIONAL INFORMATION -- THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR ITS 1997 FISCAL YEAR, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A STOCKHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO KENSEY NASH CORPORATION-- INVESTOR RELATIONS, 55 EAST UWCHLAN AVENUE, EXTON, PENNSYLVANIA 19341, ATTENTION: SECRETARY.

                                        By order of the Board of Directors,


                                        /s/ Joseph W. Kaufmann
                                        Joseph W. Kaufmann
                                        President and Secretary

Exton, Pennsylvania
October 29, 1997

PROXY                       KENSEY NASH CORPORATION

 Marsh Creek Corporate Center - East Uwchlan Avenue - Exton, Pennsylvania 19341

  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder(s) hereby appoints Joseph W. Kaufmann and Douglas
G. Evans, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Kensey Nash Corporation (the "Company") held of record by the undersigned as of October 6, 1997 which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 3, 1997, at the offices of Kensey Nash Corporation, 55 East Uwchlan Avenue, Exton, Pennsylvania 19341 at 10:00 a.m., local time, and at any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below                             [ ] WITHHOLD AUTHORITY
  (except as marked to the contrary below)                      to vote for all nominees listed below

--------------------------------------------------------------------------------
(Instruction: to withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

Joseph W. Kaufmann                                            Harold N. Chefitz
(term to expire in 2000)                                      (term to expire in 2000)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS.
                                [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting.

            (Continued and to be signed and dated on reverse side.)

    THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                          Dated  , 1997

                                          --------------------------------------

                                          --------------------------------------
                                          Signature(s)

                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          THIS PROXY CARD PROMPTLY USING THE
                                          ENCLOSED ENVELOPE.

                                          [ ] MARK HERE FOR ADDRESS CHANGE AND
                                              NOTE AT LEFT

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.